UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2010

ENERJEX RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30234	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Corporate Woods, Suite 350 10975 Grandview Drive Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 754-7754

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

SP&AA

On December 31, 2010, the Registrant entered into a Securities Purchase and Asset Acquisition Agreement (the “SP&AA”) among West Coast Opportunity Fund, LLC (“WCOF”); Montecito Venture Partners, LLC (“MVP”); RGW Energy, LLC (“RGW”), J&J Operating Company, LLC (“J&J”); Working Interest Holding, LLC (“WIH”); and Frey Living Trust (“FREY”) (collectively WCOF, MVP, RGW, J&J, WIH and FREY are referred to as the “Acquisition Parties”) under which the Registrant acquired certain assets owned by the Acquisition Parties for 49,118,625 shares of the Registrant’s restricted common stock, 4,779,460 shares of Series A Preferred Stock, and $1,500,000 in cash. The foregoing description of the SP&AA is not complete and is subject to and qualified in its entirety by reference to the SP&AA, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Stock Repurchase Agreement

On December 31, 2010, as partial consideration for the assets acquired from WIH, the Registrant entered into a Stock Repurchase Agreement with WIH, whereby WIH has the right, under certain conditions, to require the Registrant to purchase from WIH up to 3,750,000 shares of common stock at a price of $0.40 per share. The foregoing description of the Stock Repurchase Agreement is not complete and is subject to and qualified in its entirety by reference to the Stock Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by reference.

SPA

On December 31, 2010, the Registrant entered into a Securities Purchase Agreement (the “SPA”) among 24 accredited investors for the sale of 12,500,000 shares of the Registrant’s restricted common stock for $5,000,000. The foregoing description of the SPA is not complete and is subject to and qualified in its entirety by reference to the SPA, a copy of which is attached hereto as Exhibit 10.3 and the terms of which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

In accordance with the terms of the SP&AA described in Item 1.01 above, the Registrant acquired certain assets from the Acquisition Parties as follows:

Assets Acquired from WCOF

In exchange for 10,550,049 shares of the Registrant’s common stock, WCOF (i) assigned all rights, effectively cancelling, to the secured debentures in the original principal amount of $1,960,000, on which the Registrant was indebted to WCOF as of September 30, 2010, in the aggregate amount of $2,498,007.71, (ii) assigned title to 617,317 shares of common stock in Oakridge Energy, Inc. valued at $1,676,016, and (iii) assigned title to 700,000 shares of common stock in Spindletop Oil & Gas Co. valued at $1,295,000.

Assets Acquired from MVP

In exchange for 15,595,540 shares of the Registrant’s common stock and 4,779,460 shares of the Registrant’s newly authorized Series A Preferred Stock, MVP contributed its 88% membership interest in Black Sable Energy, LLC, a Texas limited liability company.

Assets Acquired from RGW

In exchange for 4,000,000 shares of the Registrant’s common stock, RGW contributed its 12% membership interest in Black Sable Energy, LLC, a Texas limited liability company.

Assets Acquired from WIH

In exchange for 18,750,000 shares of the Registrant’s common stock, $1,500,000 in cash and the right to cause the Registrant to repurchase up to $1,500,000 of the common stock issued to WIH pursuant to the terms of the Stock Repurchase Agreement described in Item 1.01 above, WIH contributed its 100% membership interest in Working Interest, LLC, a Kansas limited liability company.

Assets Acquired from Frey

In exchange for 223,036 shares of the Registrant’s common stock, Frey assigned all rights, effectively cancelling, to the secured debentures in the original principal amount of $140,000, on which the Company was indebted to WCOF as of September 30, 2010, in the aggregate amount of $178,429.

About Black Sable Energy, LLC

Black Sable Energy LLC ("BSE") is a San Antonio based company focused on the development of large known oil deposits in South Texas utilizing modern fracture stimulation technology.  BSE is currently focused on two project areas, the El Toro Project and the Lonesome Dove Project, with approximately 9,000 gross acres under lease. A brief overview of each project is as follows:

El Toro Project

•	Potential for 1,250 wells and more than 20 million barrels of recoverable oil net to BSE.
•	Proof of concept achieved with 9 wells drilled in 2009-2010 spanning 8 miles across current acreage position.
•	23 re-entry candidates in target area from abandoned Austin Chalk wells drilled in the 1990’s.

•	2 out of 2 successful re-entries completed to date (1 producing and 1 awaiting fracture stimulation).
•	Mineral rights covering 440 contiguous acres net to BSE in the oil window of the Eagleford Shale play.
•	Adjacent well control with hydrocarbon shows and positive log indicators in the Eagleford Shale.

Lonesome Dove Project

•	Potential for more than 1 million barrels of recoverable oil net to BSE from 12 Austin Chalk wells and 50 Taylor Sand wells.
•	Nearby Austin Chalk wells drilled by BSE’s partner have IP’d at 200-500 barrels of oil per day.
•
BSE will be carried to the tanks for a 15% interest in the first Austin Chalk well drilled on its acreage and receive a free look at the shallower Taylor Sand should its joint venture partner drill a well on its acreage.

About Working Interest, LLC

Working Interest, LLC is a Kansas based limited liability company that holds working interests in ten (10) producing leases located in Eastern Kansas.  Nine of the ten (10) producing leases are located in Johnson and Douglas Counties, Kansas, and are located within close proximity to the Company’s existing producing assets in these two Counties.  Working Interest, LLC owns an operated working interest in these leases ranging from 64% to 80%.

The Squirrel Sandstone and the Bartlesville Sandstone are the two producing intervals under the Douglas and Johnson County leases in which Working Interest, LLC has its working interests. These reservoirs respond positively to secondary recovery operations with estimated ultimate recovery from water flood operations resulting in approximately 25% recovery of original oil in place.  A majority of the Douglas and Johnson County leases consist of relatively new wells with recent establishment of water flood operations, resulting in very long lived reserves with stable production declines.  Each lease contains multiple proven development locations, providing the Company with significant opportunities to grow production in proven areas where the Company has existing infrastructure.  The Douglas and Johnson County leases are currently producing approximately 45 gross BOPD.

Working Interest, LLC owns a 72% working interest in a producing lease in Linn County, Kansas, covering 160 gross acres.  This lease is currently producing approximately 25 gross BOPD from the Burgess sandstone.  The Burgess Sandstone is also a strong secondary recovery candidate, and waterflood operations were recently implemented on the property.  The lease contains multiple development locations that provide the Company with numerous opportunities to grow production.

Working Interest, LLC owns a significant number of non-producing leases in Johnson and Douglas Counties, Kansas, totaling approximately 1,700 gross acres.  These leases are highly prospective for oil production in the Squirrel and Bartlesville reservoirs.  The Company intends to analyze exploration opportunities on this acreage position as part of its growth plan in Eastern Kansas.

Item 3.02 Unregistered Sales of Equity Securities.

In accordance with the terms of the SP&AA described in Item 1.01 above, the Registrant issued shares of its restricted common stock to the following Acquisition Parties for the purchase of assets as described above:

Name	Number of Shares
West Coast Opportunity Fund, LLC	10,550,049
Montecito Venture Partners, LLC	15,595,540
RGW Energy, LLC	4,000,000
Working Interest Holding, LLC	18,750,000
Frey Living Trust	223,036

TOTAL	49,118,625

The Registrant believes that the issuance of the shares described above was exempt from registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D, Rule 506. The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including the Registrant’s financial statements and reports under the Securities Exchange Act of 1934 (the "Exchange Act"). The Registrant reasonably believed that the recipients, immediately prior to issuing the shares, were accredited investors and had such knowledge and experience in the Registrant’s financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with the Registrant’s management on several occasions prior to making their investment decision.

In accordance with the terms of the SPA described in Item 1.01 above, the Registrant sold 12,500,000 shares of its restricted common stock to 24 accredited investors for $5,000,000. The Registrant believes that the issuance of the shares described above was exempt from registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Regulation D, Rule 506. The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including the Registrant’s financial statements and the Exchange Act reports. The Registrant reasonably believed that the recipients, immediately prior to issuing the shares, were accredited investors and had such knowledge and experience in the Registrant’s financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with the Registrant’s management on several occasions prior to making their investment decision.

Pursuant to the terms of the Employment Agreement dated December 31, 2010, with Robert G. Watson, Jr., the Registrant granted to Mr. Watson an option to purchase up to 900,000 shares of the Registrant’s common stock at $0.40 per share. The option was granted pursuant to the EnerJex Resources Stock Incentive Plan and registered on the Form S-8 filed on October 20, 2008.    Mr. Watson will vest in the option in equal monthly increments over a period of forty-eight (48) months, and will vest in full upon any change of control of the Registrant or any sale of all or substantially all of its assets.   The option has a term of five (5) years.

Pursuant to the terms of the SP&AA described in Item 1.01 above, the Registrant issued MVP 4,779,460 shares of newly authorized Series A Convertible Preferred Stock.  The Registrant believes that the sale of the shares was exempt from the registration and prospectus delivery requirement of the Securities Act of 1933, as amended, by virtue of Section 4(2) and Regulation D, Rule 506. The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including the Registrant’s financial statements and Exchange Act reports. The Registrant reasonably believed that the recipient, immediately prior to issuing the shares, was an accredited investor and had such knowledge and experience in the Registrant’s financial and business matters that it was capable of evaluating the merits and risks of its investment. The recipient had the opportunity to speak with the Registrant’s management on several occasions prior to making their investment decision.

Item 5.01 Changes in Control of Registrant.

Pursuant to the terms of the SP&AA and SPA described in Item 1.01 above, the Registrant issued 61,618,625 shares of its common stock. The shares of common stock issued to the Acquisition Parties and the 24 investors under the SPA represents approximately 92% of the post-reorganization company. As a result of the SP&AA and SPA there was a change of Control of the Registrant.

The following table presents information, to the best of the Registrant’s knowledge, about the beneficial ownership of its common stock following completion of the SP&AA and SPA, held by those persons known to beneficially own more than 5% of its capital stock and by its directors and executive officers. The percentage of beneficial ownership for the following table is based on 66,752,887 shares of common stock outstanding after completion of the transactions.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after December 31, 2010 through the exercise of any option, warrant, conversion of preferred stock or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Name and Address of Beneficial Owner (1)	Number of Shares		Percent of Outstanding Shares of Common Stock (2)
Robert G. Watson, Jr., CEO/President and Director	4,037,500	(3)	5.93%
Atticus Lowe, Director (4)(7)	1,389,872		2.04%
Lance Helfert, Director (4)(8)	7,936,608		11.67%
James G. Miller, Director(6)	2,073,781		3.05%
West Coast Opportunity Fund LLC (4) 1205 Coast Village Road Montecito, CA 93108	11,812,103		17.7%
Montecito Venture Partners, LLC (5) 1205 Coast Village Road Montecito, California 93108	25,400,000		35.5%
Working Interest Holding, LLC 10380 W 179th St. Bucyrus, KS 66013	18,750,000		28.1%
Directors, Officers and Beneficial Owners as a Group	62,073,782		91.21%

* Indicates less than one percent.

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The address of each person is care of the Registrant, 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, KS  66210.

(2)	Figures are rounded to the nearest tenth of a percent.
(3)
Includes 37,500 shares under an option granted to Mr. Watson to purchase 900,000 shares of common stock at $0.40 per share.   Mr. Watson vests in that option in equal monthly increments over 48 months commencing January 1, 2011.

(4)
West Coast Asset Management, Inc. (the “Investment Manager”) is the Investment Manager to separately managed accounts, some of which are affiliated with the Reporting Persons (the “Accounts”). The Accounts directly own all of the shares reported herein. Atticus Lowe, Paul Orfalea and Lance Helfert serve on the investment committee of the Investment Manager. Each Reporting Person disclaims beneficial ownership of all securities reported herein, except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that such Reporting Person is the beneficial owner of the shares for purposes of Section 16 of the Securities and Exchange Act of 1934 or for any other purposes.

(5)
Montecito Venture Partners, LLC is a controlled affiliate of West Coast Asset Management, Inc. Includes 4,779,460 shares of Series A Preferred Stock that is convertible into 4,779,460 shares of the Registrant’s common stock.

(6)	Includes (i) 22,929 shares that Mr. Miller owns directly, and (ii) beneficial ownership of 2,050,942 shares that are held by Working Interest Holding, LLC.
(7)	Includes 11,872 of the shares beneficially owned by Mr. Lowe by reason of his ownership interest in West Coast Opportunity Fund, LLC, and 7,867,250 of the shares beneficially owned by Mr. Lowe by reason by his ownership interest in Montecito Venture Partners, LLC.
(8)	Includes 69,358 of the shares beneficially owned by Mr. Helfert by reason of his ownership interest in West Coast Opportunity Fund, LLC, and 7,867,250 of the shares beneficially owned by Mr. Helfert by reason by his ownership interest in Montecito Venture Partners, LLC.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

(a)  Resignation of Directors

Effective December 31, 2010, C. Stephen Cochennet, Loren Moll, Thomas Kmak and Darrel Palmer resigned as members of the Registrant’s board of directors. The Registrant is not aware of any disagreement any of the above persons may have with it on any matter relating to the Registrant’s operations, policies or practices.

(b) Resignation of Officers

Effective December 31, 2010, C. Stephen Cochennet, the Registrant’s Chief Executive Officer, President, Principal Financial Officer, Secretary and Treasurer resigned pursuant to the terms of Mr. Cochennet’s Separation and Settlement Agreement dated December 20, 2010.

(c) Election of a New Officer

Concurrent with closing of the SP&AA discussed in Item 1.01 above, the Registrant’s board of directors, appointed Mr. Robert G. Watson, Jr., as the Registrant’s Chief Executive Officer, Principal Financial Officer, President, Secretary and Treasurer.

Robert Watson, Jr. Mr. Watson co-founded Black Sable Energy, LLC approximately three (3) years ago and served as its Chief Executive Officer.  During his tenure at Black Sable, Mr. Watson was responsible for the company’s acquisition and development of two grassroots oil projects in South Texas, both of which have been partnered with larger oil and gas companies on a promoted basis. Prior to founding Black Sable, he was a Senior Associate at American Capital, Ltd. (NASDAQ: ACAS), a publicly traded private equity firm and global asset manager with $18 billion in capital resources under management. Mr. Watson began his career in the Energy Investment Banking Group at CIBC World Markets and subsequently founded and served as the Managing Partner of Centerra Energy Partners.

Employment Agreement

On December 31, 2010, the Registrant and Robert Watson, Jr., entered into an Employment Agreement pursuant to which (i) the Registrant will employ Mr. Watson as its chief executive officer for a term ending on December 31, 2012, (ii) the Registrant will pay to Mr. Watson base compensation of $150,000 plus such discretionary cash bonus as the Registrant's board of directors determines to be appropriate, (iii) the Registrant has granted to Mr. Watson an option for the purchase of 900,000 shares of common stock at $0.40 per share, (A) in which option he will vest in equal monthly increments over a period of 48 months, and in full upon a change of control of the company or the sale of all or substantially all of its assets, and (B) which option will have a term of five (5) years, and (iv) if the Registrant terminates Watson's employment without "Cause" (as defined in the Employment Agreement), then the Registrant will pay to Mr. Watson as severance pay (A) the Base Compensation that would have accrued during the remainder of the term of that Employment Agreement, and (B) if that termination occurs after 16 months of employment, the Registrant also will pay to Mr. Watson additional severance pay in the amount of $100,000. The foregoing description of the Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.4 and the terms of which are incorporated herein by reference.

(d) Appointment of Directors

Concurrent with closing of the SP&AA, the Registrant’s board of directors appointed Robert Watson, Jr., Atticus Lowe, James Miller and Lance Helfert to serve as the members of the board of directors for the Registrant.  The terms for Watson, Lowe, Miller and Helfert’s terms will continue until the next annual stockholder’s meeting or until their respective successors are duly appointed. There are no arrangements or understandings between any of Messrs. Watson, Lowe, Miller or Helfert and any other persons pursuant to which they were elected to serve on the Registrant’s board. There are no compensatory arrangements with Messrs. Watson, Lowe, Miller or Helfert at this time; other than Mr. Watson’s employment agreement described above.

Robert Watson, Jr. See resume above.

Atticus Lowe.   Mr. Lowe is the Chief Investment Officer of West Coast Asset Management, Inc., a registered investment advisor that has invested more than $200 million in the oil and gas industry on behalf of its principals and clients during the past 10 years. Mr. Lowe serves as a Director and Chairman of the Audit Committee for a privately held oil and gas company headquartered in Denver, CO with leases covering approximately 180,000 net acres in the DJ Basin. He is a CFA charterholder and a co-author of The Entrepreneurial Investor, a book Published by John Wiley & Sons. Mr. Lowe has also been profiled in Oil and Gas Investor magazine and Value Investor Insight, and he has been a featured speaker at the Value Investing Congress in New York and California.

James Miller. Mr. Miller retired in 2002 after serving as the Chief Executive Officer of Utilicorp United, Inc.’s business unit responsible for the company’s electricity generation and electric and natural gas transmission and distribution businesses which served 1.3 million customers in seven mid-continent states. Utilicorp traded on the New York Stock Exchange and the company was renamed Aquila in 2002. In 2007 its electricity assets in northwest Missouri were acquired by Great Plains Energy Incorporated (NYSE: GXP) for $1.7 billion and its natural gas properties and other assets were acquired by Black Hills Corporation (NYSE: BKH) for $940 million. Mr. Miller joined Utilicorp in 1989 through its acquisition of Michigan Gas Utilities, for which he served as the president from 1983 to 1991. Mr. Miller currently serves as Vice Chairman of The Nature Conservancy, Missouri Chapter, for which he has been a Board member for the past 10 years.

Lance Helfert.   Mr. Helfert is the President and a co-founder of West Coast Asset Management, Inc., a registered investment advisor with approximately $200 million in assets under management. Prior to founding West Coast Asset Management, he oversaw a $1 billion portfolio at Wilshire Associates and was involved in a full range of financial strategies at M.L. Stern & Co. Mr. Helfert is a co-author of The Entrepreneurial Investor, a book published by John Wiley & Sons, and he has been a featured speaker at the Value Investing Congress in New York and California. Mr. Helfert has also served on the board of directors for Junior Achievement of Southern California and the Tri-Counties Make-A-Wish Foundation.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 31, 2010, the Registrant filed a Certificate of Designation to authorize 4,779,460 shares of Series A Preferred Stock, par value $0.001 per share. A copy of the Certificate of Designation is attached hereto as Exhibit 4.1.

The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are as follows:

1.          Dividends.  The holders of record of shares of Series A Preferred Stock shall be entitled to receive dividends out of funds legally available therefore, as set forth in this Section 1.

  1.1            Payment of Dividends on Series A Preferred Stock.   The Registrant shall pay dividends on the Series A Preferred Stock on a quarterly basis as set forth below in an amount per share equal to the quotient determined by dividing (x) the Cash Available for Distribution with respect to such quarter, by (y) the number of shares of Series A Preferred Stock issued and outstanding on the record date for such quarter.

(a)           Cash Available for Distribution.  For purposes of this Certificate of Designation, the term "Cash Available for Distribution" shall mean, with respect to each calendar quarter in which there are any shares of Series A Preferred Stock outstanding, an amount equal to one-third of the Registrant’s net cash provided from operating activities (adjusted for changes in accounts receivable, accounts payable, and inventory), reduced by any principal amount of debt repayment in such calendar quarter to the Registrant's institutional bank lenders and other secured creditors.  For purposes of the foregoing, the Registrant's "net cash provided from operating activities" shall be determined in a manner consistent with the Registrant's historical accounting practices consistently applied.

(b)           Payment and Record Dates.  The dividend payable on the Series A Preferred Stock with respect to:

(i)           The calendar quarter ending March 31 shall be paid on or before June 30 to holders of Series A Preferred Stock of record on May 31;

(ii)         The calendar quarter ending June 30 shall be paid on or before August 15 to holders of Series A Preferred Stock of record on July 31;

(iii)        The calendar quarter ending September 30 shall be paid on or before November 15 to holders of Series A Preferred Stock of record on October 31; and

(iv)         The calendar quarter ending December 31 shall be paid on February 15 to holders of Series A Preferred Stock of record on January 31.

(c)             Limit on Cumulative Amount of Dividends.  Notwithstanding any other provision of this Certificate of Designation to the contrary, in no event shall dividends be payable on any share of Series A Preferred Stock in a cumulative amount per share exceeding the Series A Maximum Cumulative Dividend Payment (as defined below).

1.2              Restrictions on Payment of Dividends on other Classes and Series of Capital Stock.  For so long as any shares of Series A Preferred Stock are issued and outstanding, the Registrant shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Registrant (other than dividends on shares of Common Stock payable in shares of Common Stock) other than the Series A Preferred Stock, unless the Registrant concurrently pays to the holder of each issued and outstanding share of Series A Preferred Stock a dividend in a like amount per as-converted share of Common Stock for each share of Common Stock into which such Series A Preferred Stock is convertible as of the record date for such dividend.

2.         Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales

2.1              Payments

(a)             Priority Payment to Holders of Series A Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Registrant, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Registrant available for distribution to its stockholders, prior and in preference to any payment to the holders of the Common Stock, by reason of their ownership thereof, an amount per share equal to the "Series A Liquidation Amount" (as defined below), and in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock.  As used herein, the "Series A Liquidation Amount" shall equal the excess of (a) the Series A Original Issue Price plus all declared and unpaid dividends payable with respect to such share of Series A Preferred Stock, reduced by (b) the cumulative amount of dividends paid on the Series A Preferred Stock.  If upon any such liquidation, dissolution or winding up of the Registrant, the assets of the Registrant available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section 2.1, then holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)             Remainder.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Registrant, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock pursuant to Section 2.1, above, the remaining assets of the Registrant available for distribution to its stockholders shall be distributed among the holders of Series A Preferred Stock (on an "as-converted" basis, as if all such shares were converted into the number of shares of Common Stock into which the shares of each such Series are then convertible), and holders of the Common Stock pro rata based upon the number of shares of as-converted shares of Common Stock held by each.

2.2           Deemed Liquidation Events.  For purposes of this Section 2, the occurrence of any of the following events (each, a "Deemed Liquidation Event") shall be treated as a liquidation, dissolution or winding up of the Registrant and shall entitle the holders of shares of Common Stock and Series A Preferred Stock to receive the amounts specified in this Section 2 in cash, securities or other forms of consideration: (a) any acquisition of the Registrant by means of merger or other form of corporate reorganization in which outstanding shares of the Registrant are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) and pursuant to which the holders of the outstanding voting securities of the Registrant immediately prior to such merger or other form of corporate reorganization fail to hold equity securities representing a majority of the voting power of the Registrant or surviving entity immediately following such merger or other form of corporate reorganization; and (b) a sale, lease, transfer or disposition of all or substantially all of the assets of the Registrant.

2.3           Valuation of Consideration.  In the event of a Deemed Liquidation Event, if the consideration received by the Registrant is other than cash, its value will be deemed its fair market value.  Any securities shall be valued as follows:

(a)           Securities not subject to investment letter or other similar restrictions on free marketability:

(i)           If traded on a securities exchange, the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange over a specified time period;

(ii)         If actively traded over-the-counter or on another quotation medium, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(iii)        If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(b)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2.3(a) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

2.4           Notice of Liquidation Transaction.  The Registrant shall give each holder of record of Series A Preferred Stock written notice of any impending Deemed Liquidation Event not later than 10 days prior to the stockholders’ meeting called to approve such Deemed Liquidation Event, or 10 days prior to the closing of such Deemed Liquidation Event, whichever is earlier, and shall also notify such holders in writing of the final approval of such Deemed Liquidation Event.  The first of such notices shall describe the material terms and conditions of the impending Deemed Liquidation Event and the provisions of this Section 2, and the Registrant shall thereafter give such holders prompt notice of any material changes.  Unless such notice requirements are waived, the Deemed Liquidation Event shall not take place sooner than 10 days after the Registrant has given the first notice provided for herein or sooner than 10 days after the Registrant has given notice of any material changes provided for herein.  Notwithstanding the other provisions of Certificate of Designation, all notice periods or requirements in this Certificate of Designation may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock.

2.5           Effect of Noncompliance.  In the event the requirements of this Section 2 are not complied with, the Registrant shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Deemed Liquidation Event, in which event the rights, preferences, privileges and restrictions of the holders of Series A Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2.4.

3.           Conversion of Shares.  As of any date, each share of Series A Preferred Stock shall be convertible under this Section 3 into a number of shares of Common Stock as would be determined by dividing the Series A Original Issue Price by the "Series A Conversion Price" (as defined below) then in effect at the time of conversion.  The Series A Conversion Price shall be subject to adjustment as set forth below.

3.1           Right to Convert.  Each share of Series A Preferred Stock may be converted, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Registrant or any transfer agent for the Series A Preferred Stock.

(a)           Surrender of Certificate.  Before any share of Series A Preferred Stock may be converted into shares of Common Stock under this Section 3.1, the holder thereof shall surrender the certificate therefor, duly endorsed, at the office of the Registrant or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to the Registrant at its principal corporate office, of the election to convert the same, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  As soon as practicable thereafter, the Registrant shall issue and deliver at such office to such holder of  Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

(b)           Timing of Conversion.  Any conversion under this Section 3.1 shall be deemed to occur immediately prior to the close of business on the date of such surrender of the share certificates for the Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.  If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, or a merger or sale of assets or other pending reorganization of the Registrant, then the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, or of such other transaction, in which event the person entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall be deemed not to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities or other such transaction.

3.2          Automatic Conversion.  Each share of Series A Preferred Stock shall automatically be converted into the number of shares of Common Stock into which it is then convertible at the Series A Conversion Price then in effect upon the earlier to occur of (i) the first date as of which the Registrant has paid to the holder of each issued and outstanding share of Series A Preferred Stock a cumulative amount equal to the Series A Original Issue Price, or (ii) the date on which such automatic conversion is approved by the holders of a number of shares of Series A Preferred Stock representing a majority of the then issued and outstanding shares of Series A Preferred Stock.  In the event of an automatic conversion in accordance with clause (i) of this Section 3.2, the Series A Preferred Stock shall be deemed to have been so converted as of the date on which the Registrant pays to the holders of then issued and outstanding Series A Preferred Stock the final dividend payment that occasions satisfaction of the Maximum Cumulative Dividend Payment thereon.

3.3          Series A Conversion Price Adjustments.  The Series A Conversion Price shall be subject to adjustment from time to time as follows:

(a)          In the event the Registrant shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock or in the event the outstanding shares of Common Stock shall be subdivided by stock split, reclassification or otherwise, into a greater number of shares of Common Stock, then the Series A Conversion Price shall, concurrently with the declaration or payment of such dividend or the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.  In the event that the Registrant shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, the Registrant shall be deemed to have made a dividend payable in Common Stock in an amount equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(b)          In the event the Registrant at any time or from time to time makes (or fixes a record date for the determination of holders of Common Stock entitled to receive) a distribution (excluding any repurchases of securities by the Registrant not made on a pro rata basis from all holders of any class of the Registrant's securities (subject to obtaining any consents required elsewhere in this Certificate of Designation)) payable in property or in securities of the Registrant other than shares of Common Stock, then (except as otherwise provided in Section 2, above, and subject to adjustment as otherwise required by this Section 3.3) in each such event the holders of Series A Preferred Stock shall receive, at the time of such distribution, the amount of property or the number of securities of the Registrant that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event.

(c)       Except as provided in Section 2, above, if the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then each share of Series A Preferred Stock thereafter shall be convertible into the number of shares of stock or other securities or property to which holders of the number of shares of Common Stock of the Registrant deliverable upon conversion of such share of Series A Preferred Stock shall have been entitled immediately prior to such reorganization or reclassification.

(d)       For purposes of the Certificate of Designation, the following definitions shall apply:

(i)          "Series A Maximum Cumulative Dividend Payment" shall mean a cumulative amount, paid from and after the Series A Original Issue Date, equal to the Series A Original Issue Price.

(ii)         "Series A Conversion Price" shall initially be equal to One Dollar ($1.00) per share and shall be subject to adjustment from time to time pursuant to Section 3.3.

(iii)        "Series A Original Issue Date" shall mean the date on which the first share of Series A Preferred Stock was issued.

(iv)         "Series A Original Issue Price" shall be One Dollar ($1.00) per share.

3.4             No Impairment.  The Registrant (i) shall not, by amendment of this Certificate of Designation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the terms of this Section 3; and (ii) at all times in good faith shall assist in the carrying out of all of the provisions of this Section 3 and shall take all such action as may be necessary or appropriate in order to protect against impairment of the conversion rights of the holders of the Series A Preferred Stock.

3.5            Certificate.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 3, the Registrant, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Registrant’s President and Secretary, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  Upon the written request at any time of any holder of Series A Preferred Stock, the Registrant shall furnish to such holder a like certificate describing such adjustment and readjustment, the Series A Conversion Price at the time in effect and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

3.6            No Fractional Shares.  No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock.  All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, then the Registrant shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

3.7            Record Date.  If the Registrant endeavors to determine the record holders or any class of securities of capital stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, then the Registrant shall mail to each record holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified as the record date in such action, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right.

3.8            Reservation of Stock.  The Registrant at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, then in addition to such other remedies as shall be available to the holders of Series A Preferred Stock, the Registrant shall take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Designation.

3.9            Notices.  Any notice required by this Section 3 to be given to the holders of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Registrant.

3.10          No Adjustment of Series A Conversion Price.  No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

3.11      Effect of Conversion.  All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of such conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon.  Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Registrant may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

3.12      No Further Adjustment.  Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

3.13      Taxes.  The Registrant shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 3.  The Registrant shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Registrant the amount of any such tax or has established, to the satisfaction of the Registrant, that such tax has been paid.

4.           Voting.  As of any date, each holder of shares of  Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted as of such date under Section 3, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class), and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Registrant.  Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

5.           Protective Provisions

    5.1         Series A Preferred Stock.  Notwithstanding the provisions of Section 4, above, the Registrant shall not take any of the following actions without first obtaining the prior approval of  the holders of a number of shares of Series A Preferred Stock, voting as a separate class, representing a majority of the then issued and outstanding shares of Series A Preferred Stock:

  (a)          Amend Certificate of Designation.  Amend, alter, or repeal any provision of this Certificate of Designation; or

(b)          Reclassification; Other Securities.  Either (i) reclassify or otherwise change the rights, preferences, or privileges of any securities of the Registrant so as to cause such securities to have rights that are senior to or pari passu with the rights of holders of the Series A Preferred Stock with respect to dividend payments or liquidation proceeds, or (ii) create, or authorize the creation of, or issue or obligate itself to issue, shares of any class or series of capital stock with rights that are senior to or pari passu with the rights of the holders of the Series A Preferred Stock with respect to dividend payments or liquidation proceeds.

5.2         No Avoidance.  The Registrant will not, by amendment of this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate, subject to the terms hereof, in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment, including without limitation the preservation of the voting rights in this Section 5.

6.                No Reissuance of Preferred Stock.  No share or shares of Series A Preferred Stock acquired by the Registrant by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Registrant shall be authorized to issue.

Item 8.01 Other Events.

On January 6, 2011, the Registrant issued a press release disclosing the reorganization and transactions described in this Current Report. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
4.1	Certificate of Designation for Series A Preferred Stock
10.1	Securities Purchase and Asset Acquisition Agreement dated December 31, 2010
10.2	Stock Repurchase Agreement dated December 31, 2010
10.3	Form of Securities Purchase Agreement dated December 31, 2010
10.4	Employment Agreement with Robert G. Watson, Jr., dated December 31, 2010
99.1	Press Release dated January 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr., Chief Executive
Officer

Date: January 6, 2011